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                                                   EXHIBIT 23.2


                    DeGolyer and MacNaughton
                       One Energy Square
                     Dallas, Texas   75206



                                August 11, 1995








 ENSERCH Corporation
 ENSERCH Center
 300 South St. Paul Street
 Dallas, Texas   75201

 Gentlemen:

     We hereby consent to (a) the references to us in "Management's
 Discussion and Analysis of Financial Condition and Results of Operations" in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and to the use of information contained in our "Report as of July 1, 1995 on the Reserves of Certain Properties owned by Enserch Exploration, Inc. - DALEN Corporation Acquisition" and (b) the incorporation by reference in Registration Statements No. 2-59259, No. 2-77572, No. 33-40589 and No. 33-47911, each on Form S-8, and Registration Statements No. 33-15623, No. 33-52525 and No.33-61635, each on Form S-3, of the references to us described in (a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON